Exhibit 99.1

INTER & CO, INC 2022 OMNIBUS INCENTIVE PLAN 1. Purpose. The purpose of this 2022 Omnibus Incentive Plan is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make contributions to the Company and by providing those persons with incentives that are intended to align their interests with those of the Company’s shareholders. 2. Definitions. (a) “Acquiror” means any one person (within the meaning of Section 13(d) of the Exchange Act), or more than one such person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), in each case, other than (i) the Company, (ii) any Subsidiary, Parent or Affiliate, (iii) any employee benefit plan sponsored by the Company or by any Subsidiary, Parent or Affiliate, (iv) an entity of which at least a majority of its Voting Power is owned directly or indirectly by the Company, (v) an entity owned directly or indirectly by the holders of the share capital of the Company in substantially the same proportions as their ownership of Common Shares or (vi) an entity in which the holders of at least a majority of the Voting Power of the Company outstanding immediately prior to the relevant transaction continue to hold (either by their shares remaining outstanding in the continuing entity or by their shares being converted into securities of the surviving entity or its parent entity) a majority of the total Voting Power of the Company (or the surviving entity or its parent entity) outstanding immediately after such transaction. (b) “Administrator” means the Board or a Committee appointed by the Board to administer the Plan in accordance with Section 4 hereof. (c) “Affiliate” means an entity, other than a Subsidiary or Parent, which is under the “control” of the Company or “controls” the Company as defined in Rule 405 under the Securities Act. (d) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal, state or local laws, any Stock Exchange listing conditions, rules or regulations and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules and regulations shall be in effect from time to time. (e) “Awards” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Substitute Award or Other Award, together with any other right or interest, granted under and pursuant to the terms of the Plan. (f) “Award Agreement” means a written document (which may be in electronic form), the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Award granted under the Plan including any documents attached to or incorporated into such Award Agreement. (g) “BDRs” means the Brazilian Depositary Receipts, representing Common Shares, issued under the Company’s Brazilian Depositary Receipt facility. (h) “Board” means the Board of Directors of the Company. (i) “Cashless Transaction” means a transaction pursuant to a program approved by the Administrator in which payment of the Option exercise price and/or Tax Withholding Obligations applicable to an Award may be satisfied, in whole or in part, with Common Shares subject to the Award,

2 including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Common Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the applicable Tax Withholding Obligations. (j) “Cause” means, with respect to any Director, Employee or Consultant, unless the applicable Award Agreement provides otherwise, if the Director, Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause (or any term of similar effect), the definition contained therein; or if no such agreement exists, or if such agreement does not define Cause (or any term of similar effect): (i) the commission of, or plea of guilty or no contest to, a felony or other crime involving dishonesty, moral turpitude or the commission of any other act involving willful malfeasance or breach of fiduciary duty with respect to the Company or an Affiliate; (ii) any acts, omissions or statements that are, or are reasonably likely to be, detrimental or damaging to the reputation, operations, prospects or business relations of the Company or an Affiliate; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate, or willful or repeated failure or refusal to substantially perform assigned duties; (iv) violation of state or federal securities laws; (v) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; (vi) any act of fraud, embezzlement or material misappropriation against the Company or an Affiliate; (vii) any material breach of a written agreement with the Company or an Affiliate, including, without limitation, a breach of any employment, consulting, confidentiality, non-competition, non-solicitation, non-disparagement or similar agreement. The Board, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause; provided that, notwithstanding Section 33 of this Plan, the applicable laws and rules of the country in which the Participant is a legal resident shall apply to this Section 2(j). (k) “Change in Control” means, unless the applicable Award Agreement provides otherwise, the consummation of any of the following events: (i) an Acquiror acquires ownership of shares of the Company that, together with stock held by such Acquiror, constitutes more than 50% of the total fair market value or total Voting Power of the entire issued share capital of the Company; (ii) any merger, consolidation or other business combination transaction of the Company with or into an Acquiror; (iii) a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of each appointment or election; or (iv) an Acquiror acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Acquiror) all or substantially all of the Company’s assets. Notwithstanding anything in this Plan to the contrary, (x) subsections (i) through (iv) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) will be deemed to be a Change in Control for purposes of this Plan; provided, however, that such limitation shall only apply to the extent necessary to prevent any tax becoming due under Section 409A of the Code; and (y) a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction. The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

3 (l) “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii),(iv) or (v), whichever the Administrator determines is applicable, as follows: (i) the price per share offered to holders of Common Shares in any merger or consolidation, (ii) the per share Fair Market Value of the Common Shares immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Common Share in a dissolution transaction, (iv) the price per share offered to holders of Common Shares in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(l), the value per Common Share that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Administrator as of the date determined by the Administrator to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to shareholders of the Company in any transaction described in this Section 2(l) or in Section 14 consists of anything other than cash, the Administrator shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants. (m) “Code” means the Internal Revenue Code of 1986, as amended. (n) “Committee” means the Compensation Committee of the Board (or one or more other committees or subcommittees of the Board) appointed by the Board to administer the Plan in accordance with Section 4 hereof and consisting of two (2) or more Directors (or such greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board appointed for such purpose). (o) “Common Shares” means the Class A Common Shares of the Company, $0.0000025 par value per share, as adjusted in accordance with Section 13 hereof, which may be evidenced by BDRs (and “Common Share” shall mean one such share). (p) “Company” means Inter & Co, Inc, an exempted company incorporated in the Cayman Islands, and any successor thereto. (q) “Consultant” means any person or entity, including an advisor but not an Employee, that renders, or has rendered, services to the Company, or any Parent, Subsidiary or Affiliate, and is compensated for such services. (r) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee, Non-Employee Director or Consultant (unless otherwise provided for in the applicable Award Agreement), as determined by the Administrator in good faith and subject to Applicable Laws. Subject to Applicable Laws, the Administrator shall determine whether a leave of absence, or absence in military or government service, shall constitute an interruption of Continuous Service Status; provided, however, that the Administrator shall not have any such discretion to the extent that the grant of such discretion would cause any tax to become due under Section 409A of the Code. Except as provided herein or in the applicable Award agreement, Continuous Service Status as an Employee, Non-Employee Director or Consultant shall not be considered interrupted or terminated in the case of a change in the capacity in which the Participant renders service to the Company, a Subsidiary, a Parent or an Affiliate or transfers between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors; provided that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. (s) “Director” means a member of the Board.

4 (t) “Disability” means, unless the applicable Award Agreement provides otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether an individual has a Disability shall be determined under procedures established by the Board. The Board may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates. (u) “Dividend Equivalent” means a right to receive cash, Common Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Common Shares, or other periodic payments. (v) “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Administrator in its sole discretion, subject to any requirements of the Applicable Laws, including the Code. The payment by the Company of a Director’s fee shall not be sufficient to constitute “employment” of such Director by the Company or any Parent, Subsidiary or Affiliate. (w) “Exchange Act” means the Securities Exchange Act of 1934, as amended. (x) “Fair Market Value” means, as of any date, the value of the Common Shares determined as follows: (i) if the Common Shares is listed on any Stock Exchange or traded on any established market, the Fair Market Value of Common Share will be, unless otherwise determined by the Administrator, the closing sales price for such share as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Shares) on the date of determination, as reported in a source the Administrator deems reliable; (ii) unless otherwise provided by the Administrator, if there is no closing sales price for the Common Shares on the date of determination, then the Fair Market Value of Common Share will be the closing selling price on the last preceding date for which such quotation exists; or (iii) in the absence of such markets for the Common Shares, the Fair Market Value of Common Share will be determined by the Administrator in good faith and, to the extent applicable, in a manner that complies with Sections 409A of the Code. (y) “Non-Employee Director” means a Director who is not an Employee. (z) “Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto. (aa) “Nonstatutory Stock Option” means an Option that is not intended to, or does not, in fact, qualify as an incentive stock or share option within the meaning of Section 422 of the Code. (bb) “Option” means an option to purchase Common Shares granted pursuant to Section 6 hereof, all of which shall constitute Nonstatutory Stock Options. (cc) “Optionee” means an Employee, Non-Employee Director or Consultant who receive an Option. (dd) “Other Award” means an award granted to a Participant pursuant to Section 9 hereof. (ee) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns stock or shares possessing 50% or more of the total combined Voting Power of all

5 classes of stock or shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date. (ff) “Participant” means each person who is granted an Award under the Plan. (gg) “Plan” means this Inter & Co, Inc 2022 Omnibus Incentive Plan, as amended and/or amended and restated from time to time. (hh) “Restricted Stock” means Common Shares subject to restrictions that are purchased or granted pursuant to Section 8 hereof. (ii) “Restricted Stock Unit” means a bookkeeping entry representing the right to receive a Common Share or an amount equal to the Fair Market Value of one Common Share upon vesting, granted pursuant to Section 8 hereof. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company. (jj) “SAR” means a stock appreciation right granted pursuant to Section 7 hereof. (kk) “Securities Act” means the Securities Act of 1933, as amended. (ll) “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time. (mm) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined Voting Power of all classes of stock or shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date. (nn) “Substitute Award” means an Award granted pursuant to Section 10 hereof. (oo) “Tax Withholding Obligations” means any applicable U.S. federal, state, local or non-U.S. tax withholding obligations, social contributions, required deductions or other similar obligations that may arise in connection with an Award (not to exceed the maximum statutory tax rate in any Participant’s applicable jurisdiction(s)). (pp) “Voting Power” means the total combined voting power of all classes of stock or shares (or, in the case of an entity that is not a corporation, similar equity interests) of the relevant entity determined, to the extent applicable, in a manner consistent with the principles applicable to Section 409A of the Code. 3. Eligibility. All Employees, Non-Employee Directors and Consultants are eligible to be Participants under the Plan. 4. Administration and Delegation. (a) General. The Plan shall be administered by the Board. The Board may delegate some or all of its powers under the Plan to a Committee in its sole discretion and such Committee shall have the authority to administer the Plan with respect to the specific duties delegated to it. The Plan may be administered by different administrative bodies with respect to different classes of Participants. The Board may also from time to time authorize a subcommittee consisting of one or more members of the Board (including members who are Employees) or Employees to grant Awards to persons who are not

6 “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act) or Non-Employee Directors, subject to such restrictions and limitations as the Board may specify and to the requirements of Applicable Law. (b) Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Such Committee shall consist of two (2) or more persons. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. (c) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion: (i) to administer the Plan and to adopt, amend and rescind from time to time rules and regulations for the administration of the Plan; (ii) to determine the Fair Market Value of the Common Shares; (iii) to select the Employees, Non-Employee Directors and Consultants to whom Awards may from time to time be granted; (iv) to determine the number of Common Shares to be covered by each Award (other than a cash-based Other Award), and the amount of cash to be covered by each cash-based Other Award; (v) to approve the form(s) of Award Agreement(s) and other related documents used under the Plan; (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the designated currency of any Award, the time or times when Awards may vest and/or be exercised (which may be based on service and/or performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award (including any blackout period or other trading restriction); (vii) to amend, waive or otherwise adjust the terms and conditions of any outstanding Award, any Award Agreement or any other agreement related to an Award, including any amendment adjusting vesting or exercisability (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company); provided that no such amendment, waiver or adjustment shall be made that would materially and adversely affect the rights of any Participant with respect to such Award without such Participant’s consent; and provided, further, that the Administrator shall not have any such authority to the extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code; (viii) to (A) extend the term of any Award, including, without limitation, extending the period following a termination of a Participant’s Continuous Service Status during which any such Award may remain outstanding or (B) provide for the accrual of dividends or dividend equivalents with respect to any such Award; provided that the Administrator shall not have any such authority to the

7 extent that the grant or exercise of such authority would cause any tax to become due under Section 409A of the Code; (ix) to approve addenda pursuant to Section 4(d) hereof or to grant Awards to, or to modify the terms of any outstanding Award Agreement or any agreement related to any Option, SAR, Restricted Stock, Restricted Stock Unit, Substitute Award or Other Award held by, Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences; (x) to construe and interpret the terms of the Plan, any Award Agreement and any agreement related to any Option, SAR, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Substitute Award or Other Award, which constructions, interpretations and decisions shall be final and binding on all Participants; and (xi) to exercise discretion to take or make any and all other actions or determinations which it determines to be necessary or advisable for the administration of the Plan. (d) Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees, Non-Employee Directors or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under Applicable Laws, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose. (e) Delegation of Administration of the Plan. The Administrator may delegate the administration of the Plan to one or more officers or employees of the Company, and such delegate administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Awards, to process or oversee the issuance of Common Shares under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan; provided that in no case shall any such delegate administrator be authorized (i) to grant or modify Awards under the Plan (except in connection with any delegation made by the Administrator pursuant to Section 4 hereof), (ii) to take any action inconsistent with Section 409A of the Code, to the extent Section 409A of the Code is applicable to any Award, or (iii) to take any action inconsistent with Applicable Law. Any action by any such delegate administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Administrator and, except as otherwise specifically provided, references in this Plan to the Administrator shall include any such delegate administrator. The Administrator, and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such delegate administrator, and if the Administrator shall decide to conduct such a review, any such actions and/or interpretations of any such delegate administrator shall be subject to approval, disapproval or modification by the Administrator. (f) Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, or any Employee to whom the Board has delegated some or all of its powers pursuant to the terms hereof, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions

8 of any Award except for actions taken in bad faith or failures to act in good faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s memorandum and articles of association, by contract, as a matter of law or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person. (g) Decisions of the Administrator. Decisions of the Administrator shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Administrator may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants and Awards, and the Administrator may take different actions with respect to the vested and unvested portions of an Award. (h) Repricing Program. Notwithstanding any provision of this Plan to the contrary, the terms of any Option or SAR may be amended, after the date of grant, to (i) reduce the exercise price of any Option or SAR issued under the Plan, (ii) issue any new Awards in substitution for outstanding Options or SARs previously granted to Participants, including if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable Stock Exchange rule), (iii) permit the Company to purchase (or otherwise “cash out”) any Option or SAR issued under the Plan, including if, on the date of such purchase, the exercise price per Common Share covered by such Option or SAR is less than 100% of the Fair Market Value of a Common Share on such date, or (iv) otherwise provide a material increase in benefits to any holder of any Option or SAR, including if, on the date of such increase, the exercise price per Common Share covered by such Option or SAR is less than 100% of the Fair Market Value of a Common Share on such date, in the case of each of (i)-(iv) as approved by the Board. 5. Shares Available for Awards. (a) Available Shares. Subject to adjustment under Section 13, the maximum number of Common Shares available for the grant of Awards under the Plan is 10,028,988 Common Shares. Common Shares issued under the Plan may consist in whole or in part of authorized but unissued Common Shares, reacquired Common Shares or Common Shares held in treasury, as the Administrator determines in its sole discretion. If an Award should expire or become unexercisable for any reason without having been exercised in full, the unissued Common Shares that were subject to such Award shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Common Shares which are retained by the Company upon exercise of an Award or surrendered (either directly or by share attestation) by the Participant to the Company, in each case, in order to satisfy the exercise or purchase price for such Award or any Tax Withholding Obligations with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Common Shares issued under the Plan that are later forfeited to the Company due to the failure to vest or that are repurchased by the Company at the original purchase price paid to the Company for the Common Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with the termination of a Participant’s Continuous Service Status) shall, in each case, again be available for future grant under the Plan. Common Shares covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of any applicable Stock Exchange rule) shall not count as issued under the Plan for purposes of this Section 5(a). (b) Limits Applicable to Non-Employee Directors. The maximum number of Common Shares subject to Awards (and of cash subject to cash-based Other Awards) granted under the

9 Plan or otherwise during any one calendar year to any Non-Employee Director for service on the Board, (exclusive of any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board), will not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes) (the “Director Grant Limit”), which will be increased on the first day of each calendar year beginning with (and including) January 1, 2023 and ending with (and including) January 1, 2028, in an amount equal to the lesser of (i) the Director Grant Limit for the immediately preceding calendar year multiplied by the consumer price index of Brazil for the immediately preceding calendar year and (ii) an amount determined by the Administrator. (c) Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable Stock Exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to non-employee members of the Board under Section 5(b), nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated). 6. Stock Options. (a) General. The Administrator may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. (b) Term of Option. The term of each Option shall be the term stated in the Award Agreement; provided that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. (c) Exercise Price. The per Common Share exercise price for the Common Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Award Agreement, but shall be subject to the following: (i) The per Common Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Common Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code (to the extent Section 409A of the Code is applicable to such Option); and (ii) notwithstanding the foregoing, Options may be granted (or assumed) with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction. (d) Permissible Consideration. The consideration to be paid for the Common Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (i) cash; (ii) check; (iii) other previously owned Common Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which the Option is exercised; (iv) a Cashless Transaction; (v) such other consideration and method of payment permitted under Applicable Laws; or (vi) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise. (e) Exercise of Options. (i) Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan

10 and reflected in the Award Agreement, including vesting criteria. Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. (ii) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Common Share. The Administrator may require that an Option be exercised as to a minimum number of Common Shares or a minimum aggregate exercise price; provided that such requirement shall not prevent an Optionee from exercising the full number of Common Shares as to which the Option is then exercisable. (iii) Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice (which may be in electronic form) of such exercise has been received by the Company in accordance with the terms of the Award Agreement from the person entitled to exercise the Option and the Company has received full payment for the Common Shares with respect to which the Option is exercised and the person entitled to exercise the Option has paid, or made arrangements to satisfy, any Tax Withholding Obligations in accordance with Section 11 hereof. The exercise of an Option shall result in a decrease in the number of Common Shares that thereafter may be available, both for purposes of the Plan and for purchase under the Option, by the number of Shares as to which the Option is exercised. (iv) Rights as Holder of Common Shares. Until the issuance of the Common Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of shares shall exist with respect to the Common Shares underlying an Option. No adjustment to the Common Shares underlying an Option will be made for a dividend or other right for which the record date is prior to the date of issuance of such Common Shares, except as provided in Section 13 hereof. (f) Termination of Continuous Service Status. The Administrator shall establish and set forth in the applicable Award Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Award Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply: (i) General Provisions. If the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Common Shares underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement (and subject to Section 6(b) hereof). (ii) Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in subsections (iii) through (v) below, such Optionee may exercise any outstanding Option at any time within thirty (30) days following such termination to the extent the Optionee is vested in such Option. The unvested portion of any outstanding Option held by such Optionee shall immediately terminate upon the termination of the Optionee’s Continuous Service Status. (iii) Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within six (6) months following such termination to the extent the Optionee is vested in

11 such Option. The unvested portion of any outstanding Option held by such Optionee shall immediately terminate upon the termination of the Optionee’s Continuous Service Status. (iv) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of any outstanding Option, or within thirty (30) days following termination of Optionee’s Continuous Service Status, the Option may be exercised by any beneficiaries designated in accordance with Section 22 hereof, or if there are no such beneficiaries, by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within twelve (12) months following the date of death or, if earlier, the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee is vested in such Option. The unvested portion of any outstanding Option held by such Optionee shall immediately terminate upon the termination of the Optionee’s Continuous Service Status. (v) Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period. 7. SARs. (a) Right to Payment. A SAR is a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Common Share on the date of exercise over (ii) the grant price of the SAR as determined by the Administrator. (b) Grant Price. Each Award Agreement evidencing a SAR shall state the grant price per Common Share established by the Administrator; provided, however, that except as provided in Section 13 or in Section 16, if the per Common Share grant price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code (to the extent Section 409A of the Code is applicable to such SAR). (c) Method of Exercise and Settlement; Other Terms. The Administrator shall determine the form of consideration payable upon settlement, the method by or forms in which Common Shares (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR. 8. Restricted Stock; Restricted Stock Units. (a) Restricted Stock. (i) Rights to Purchase or Receive. When a right to purchase or receive Restricted Stock is granted under the Plan, the Company shall advise the recipient in writing (which may be in electronic form) of the terms, conditions and restrictions applicable to the offer or grant, including the number of Common Shares that such person shall be entitled to purchase or receive and the price to be paid, if any (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws) The permissible consideration for Restricted Stock shall be determined by the Administrator and shall be the same as is set forth in Section 6(d) with respect to exercise of Options. (ii) Vesting Terms. The Restricted Stock shall vest at such rate or based on such criteria as the Administrator may determine. Any such vesting criteria may be based upon the

12 achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Notwithstanding the foregoing, at any time after the delivery of Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria. (iii) Termination of Continuous Service Status. Unless otherwise provided in the applicable Award Agreement, in the event the Participant’s Continuous Service Status is terminated for any reason (including death or Disability) prior to the vesting of Restricted Stock, such Common Share shall be (A) forfeited for no consideration, in the event it was granted to the Participant, or (B) subject to a repurchase option exercisable by the Company at the lower of the current Fair Market Value of each Restricted Stock or the original purchase price paid by the Participant, in the event it was purchased by the Participant. (iv) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. (v) Rights as a Holder of Common Shares. Unless otherwise provided in the applicable Award Agreement, once the Restricted Stock is purchased or received, the Participant shall have the rights equivalent to those of a holder of Common Shares, and shall be a record holder when his or her purchase and/or the issuance of the Common Shares is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased or received. (b) Restricted Stock Units. (i) Award Terms. When Restricted Stock Units are granted under the Plan, the Company shall advise the recipient in writing (which may be in electronic form) of the terms, conditions and restrictions applicable to the Award, including the number of Restricted Stock Units that such person shall be entitled to receive. (ii) Vesting and Settlement. The Administrator may, in its sole discretion, set vesting criteria for the Restricted Stock Units that must be met in order to be eligible to receive a payout pursuant to the Award (note that the Administrator may specify additional conditions which must also be met in order to receive a payout pursuant to the Award). Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria. (iii) Form and Timing of Settlement. Settlement of earned Restricted Stock Units will be made upon the date(s) or event(s) determined by the Administrator and may be subject to additional conditions, if any, each as set forth in the applicable Award Agreement. The Administrator, in its sole discretion, may provide for the settlement of earned Restricted Stock Units in cash, Common Shares, or a combination of both. In addition, the Administrator may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code. (iv) Termination of Continuous Service Status. Unless otherwise provided in the applicable Award Agreement, in the event the Participant’s Continuous Service Status is terminated for any reason (including death or Disability) prior to the vesting of a share of a Restricted Stock Unit, such Restricted Stock Unit shall be forfeited for no consideration.

13 (v) Other Provisions. The applicable Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. (vi) Rights as a Holder of Common Shares. Until the issuance of the Common Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) (if any), no right to vote or receive dividends or any other rights as a holder of Common Shares shall exist with respect to the Restricted Stock Units; provided, however, that the applicable Award Agreement may provide Participants with the right to receive dividend equivalents that may be settled in cash and/or Common Shares and which shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award Agreement. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 16 hereof. 9. Other Awards. (a) General. The Administrator may from time to time grant cash-based (including annual incentive awards), equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Award may (i) involve the transfer of actual Common Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise, (ii) be subject to performance-based vesting conditions and/or multipliers and/or service-based vesting conditions, (iii) be in the form of cash, SARs, phantom shares, performance shares, deferred share units, share-denominated performance units or other similar awards and (iv) be designed to comply with Applicable Laws of jurisdictions other than the United States; provided that each cash-based Other Award shall be denominated in cash and each equity-based or equity-related Other Award shall be denominated in, or shall have a value determined by reference to, a number of Common Shares, in each case that is specified (or will be determined using a formula that is specified) at the time of the grant of such Other Award. (b) Award Terms. When Other Awards are granted under the Plan, the Company shall advise the recipient in writing (which may be in electronic form) of the terms, conditions and restrictions applicable to the Other Award. (c) Vesting, Settlement and Payment. The Administrator may, in its sole discretion, set vesting criteria for the Other Award that must be met in order to be eligible to receive a payout pursuant to the Award (note that the Administrator may specify additional conditions which must also be met in order to receive a payout pursuant to the Award). Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Notwithstanding the foregoing, at any time after the grant of the Other Award, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria. (d) Form and Timing of Settlement or Payment. Settlement or payment of earned Other Awards will be made upon the date(s) or event(s) determined by the Administrator and may be subject to additional conditions, if any, each as set forth in the applicable Award Agreement. The Administrator will settle earned cash-based Other Awards solely in cash but, in its sole discretion, may settle earned equity-based or equity-related Other Awards in cash, Common Shares, or a combination of both. (e) Other Provisions. The Award Agreement for Other Awards shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

14 (f) Rights as a Holder of Common Shares. Until the issuance of the Common Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) (if any), no right to vote or receive dividends or any other rights as a holder of Common Shares shall exist with respect to the equity-based or equity-related Other Awards. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 16 hereof. 10. Substitute Awards. (a) Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of a Participant to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. 11. Taxes. (a) As a condition of the grant, vesting and exercise or settlement of an Award, the Participant (or, in the case of the Participant’s death or a permitted transferee, the person holding, exercising or receiving the proceeds of the Award) shall make such arrangements as the Administrator may require for the satisfaction of any Tax Withholding Obligations that may arise in connection with such Award. The Company shall not be required to issue any Common Shares under the Plan until such obligations are satisfied. (b) The Administrator may, in its sole discretion, permit or require a Participant (or, in the case of the Participant’s death or a permitted transferee, the person holding, exercising or receiving the proceeds of the Award) to satisfy all or part of his or her Tax Withholding Obligations by remitting cash to the Company, by Cashless Transaction or by surrendering Common Shares (either directly or by stock attestation) that he or she previously acquired; provided that, unless specifically permitted by the Administrator (i) any Cashless Transaction must be an approved broker-assisted Cashless Transaction and the Shares withheld in the Cashless Transaction must be limited to avoid financial accounting charges under applicable accounting guidance, and (ii) any surrendered Common Shares must have been previously held for at least six months plus one day. Any payment of taxes by surrendering Common Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission. In addition, upon the exercise or settlement of any Award in cash, or the making of any other payment with respect to any Award (other than in Common Shares), the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy any Tax Withholding Obligations attributable to such exercise, settlement or payment. (c) The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment or time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award. 12. Non-Transferability of Awards. Unless otherwise determined by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option or SAR may be exercised, during the lifetime of the holder of the Option or SAR, only by such holder or a transferee permitted by this Section 12. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate, by any person or persons who shall have acquired such right to

15 exercise by will or by the laws of descent and distribution or by another transferee permitted by the Administrator pursuant to this Section 12. No transfer by will, the laws of descent and distribution or otherwise of any Award, or of the right to exercise any Award, shall be effective to bind the Company unless (a) the Administrator shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Administrator may deem necessary to establish the validity of the transfer, (b) if the transfer was other than by will or by the laws of descent or distribution, the Administrator has provided its written consent to such transfer, and (c) the Administrator shall have been furnished with an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant, to be bound by the acknowledgements made by the Participant in connection with the grant of the Award and, if the transfer was other than by will or by the laws of descent or distribution, to be bound by any additional conditions the Administrator may, in its sole discretion, impose. For the avoidance of doubt, to the extent an unvested Award is transferred, the Continuous Service Status of the Participant will continue to determine, without limitation, the vesting and exercisability of such Award, to the same extent that the Continuous Service Status of the Participant would have done so had the Participant continued to directly hold such Award. 13. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions. (a) Changes in Capitalization. Subject to any action required under Applicable Laws by the holders of Common Shares, (i) the numbers and class (or type) of Common Shares, units representing Common Shares, or other shares or securities: (x) available for future Awards under Section 5 hereof and (y) covered by each outstanding Award, (ii) the price per Common Share covered by each such outstanding Option or SAR, and (iii) any repurchase price per Common Share applicable to Common Shares issued pursuant to any Award, shall be proportionately adjusted (or substituted) by the Administrator in the event of a share subdivision, share dividend, combination, consolidation, recapitalization, or reclassification of the Common Shares, extraordinary dividend of cash or other property, subdivision of the Common Shares, exchange of the Common Shares, a rights offering, a reorganization, merger, spin-off, split-up, change in corporate structure, other increase or decrease in the number of Common Shares or other similar occurrence. Any adjustment by the Administrator pursuant to this Section 16 shall be made in the Administrator’s sole discretion and shall be final, binding and conclusive. Except as expressly provided herein, (I) no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to, or the terms related to, an Award, and (II) no Participant shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. If, by reason of a transaction described in this Section 13 or an adjustment pursuant to this Section 16, a Participant’s Award Agreement or agreement related to any Common Share relating to or underlying an Award covers additional or different shares or securities (or units representing additional or different shares or securities), then such additional or different shares (and the units representing such additional or different shares), and the Award Agreement or agreement related to the Common Shares underlying an Award, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award or Common Shares underlying the Award prior to such adjustment. (b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator. (c) Corporate Transactions. In the event of (i) a transfer of all or substantially all of the Company’s assets, (ii) a merger, consolidation or other capital reorganization or business combination

16 transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the total Voting Power of the Company (each transaction set forth in clauses (i) through (iii) hereof, a “Corporate Transaction”), each outstanding Award (vested or unvested) will be treated as the Administrator determines, which determination may be made without the consent of any Participant and need not treat all outstanding Awards (or portion thereof) in an identical manner. Such determination, without the consent of any Participant, may provide (without limitation) for one or more of the following in the event of a Corporate Transaction: (A) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation); (B) the assumption of such outstanding Awards by the surviving corporation or its parent; (C) the substitution by the surviving corporation or its parent of new awards for such Awards; (D) the cancellation of such Awards in exchange for a payment to the Participants equal to the excess (if any) of (1) the Fair Market Value of the Common Shares subject to such Awards as of the closing date of such Corporate Transaction (which may, for this purpose, be determined by reference to the value, as determined by the Administrator, of the property (including cash) received by the holder of a Common Share as a result of such Corporate Transaction) over (2) the exercise price or purchase price paid or to be paid for the Common Shares subject to the Awards (if any); or (E) the cancellation of any outstanding Awards for no consideration. (d) Savings Clause. No provision of this Section 16 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. 14. Change in Control. In the event of a Change in Control or other changes in the Company or the outstanding Common Shares by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Administrator, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 4 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder: (a) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Administrator, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; (b) redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Administrator, in which event the Administrator shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or cash-based Other Award, which the Administrator may separately require to be surrendered in exchange for cash or other consideration determined by the Administrator in its discretion) equal to the Change in Control Price, less the exercise price with respect to an Option and less the grant price with respect to an SAR, as applicable to such Awards; provided, however, that to the extent the exercise price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration; (c) cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or (d) make such adjustments to Awards then outstanding as the Administrator deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof).

17 15. Time of Granting of Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator. 16. Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan, but no amendment or termination (other than an adjustment pursuant to Section 13 hereof) shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. The preceding sentence shall not restrict the Administrator’s ability to exercise its discretionary authority hereunder, which discretion may be exercised without amendment to the Plan. No provision of this Section 19 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain the approval of holders of Common Shares with respect to any Plan amendment in such a manner and to such a degree as required. 17. Recoupment. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent permitted or required by Applicable Law, any Company policy that is or may be adopted and/or the requirements of a Stock Exchange on which the Common Shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company at any time to a Participant under this Plan. No such recoupment of compensation will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement between any Participant and the Company. 18. Changes in Status & Leaves of Absence. The Administrator shall have the discretion to determine (whether by establishing a policy applicable to the treatment of any or all Awards in such circumstances, or by making an individualized determination) at any time whether and to what extent any tolling, reduction, vesting-extension, forfeiture or other treatment should be applied to an Award in connection with a Participant’s leave of absence or a change in a Participant’s regular level of time commitment to the Company or any of its Parents, Subsidiaries or Affiliates, as applicable (e.g., in connection with a change from full-time to part-time status); provided, however, that the Administrator shall not have any such discretion (whether pursuant to a policy or specific determination) to the extent that the grant of such discretion would cause any tax to become due under Section 409A of the Code; and provided, further, that in the absence of a determination to the contrary by the Administrator, vesting shall continue during any paid leave and shall be tolled during any unpaid leave (in all cases, unless otherwise required by Applicable Laws or unless it would cause any tax to become due under Section 409A of the Code). In the event of any such tolling, forfeiture, reduction or extension, the Participant shall have no right to the portion of the Award so tolled, forfeited, reduced or extended (except for the right that remains, if any, after the application of such action). 19. Failure to Comply. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Administrator, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Administrator, in its sole discretion, may determine. 20. Conditions Upon Issuance of Shares; Securities Matters. The Company shall be under no obligation to affect the registration pursuant to the Securities Act of 1933, as amended, of any Common Shares to be issued hereunder or to effect similar compliance under any state, local or non-U.S. laws. Notwithstanding any other provision of the Plan or any Award Agreement, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Common Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. The Administrator may require, as a condition to

18 the issuance of Common Shares pursuant to the terms hereof, that the recipient of such Common Shares make such covenants, agreements and representations, and that any related certificates representing such Common Shares bear such legends, as the Administrator, in its sole discretion, deems necessary or desirable. The exercise or settlement of any Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Shares pursuant to such exercise or settlement is in compliance with all Applicable Laws. The Company may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Award granted hereunder in order to allow the issuance of Common Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under U.S. federal, state, local or non-U.S. securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Award granted hereunder. During the period that the effectiveness of the exercise of an Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto. 21. Section 409A. (a) Unless otherwise expressly provided for in an Award Agreement, the Plan and each Award Agreement will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Administrator determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Common Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule. Each payment provided any Participant in connection with an Award granted hereunder shall be considered a separate payment for purposes of Section 409A of the Code. (b) With respect to any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, termination of a Participant’s Continuous Service Status shall mean a separation from service within the meaning of Section 409A of the Code, unless the Participant was an Employee immediately prior to such termination and is then contemporaneously retained as a Consultant or Non-Employee Director pursuant to a written agreement and such agreement provides otherwise. The Continuous Service Status of a Participant shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to Subsidiary and such Subsidiary ceases to be a Subsidiary, unless the Administrator determines otherwise. To the extent permitted by Section 409A of the Code, a Participant who ceases to be an Employee of the Company but continues, or simultaneously commences, services as a Non-Employee Director of the Company shall be deemed to have had a termination of Continuous Service Status for purposes of the Plan. (c) Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any

19 Participant under Section 409A of the Code and neither the Company nor the Administrator will have any liability to any Participant for such tax or penalty. 22. Beneficiaries. Unless stated otherwise in an Award Agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then, after a Participant’s death, any vested Award(s) shall be transferred or distributed to the Participant’s estate. 23. Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes. 24. Approval of the Company’s Shareholders. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the Company’s shareholders. Such approval shall be obtained in the manner and to the degree required under the Applicable Laws. 25. Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board or Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Common Shares) are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the preparation of the Award Agreement or related grant documentation, the corporate records will control, and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documentation. 26. No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee, Non-Employee Director or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (or any Parent, Subsidiary or Affiliate thereof), nor shall it interfere in any way with (i) such Employee’s, Non-Employee Director’s or Consultant’s right or the Company’s (or Parent’s, Subsidiary’s or Affiliate’s) right to terminate his or her employment or service relationship at any time, with or without Cause, or (ii) the Company’s right to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. No payment with respect to any Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan. 27. No Right to Awards. No person shall have any claim or right to receive an Award hereunder. The Administrator’s granting of an Award to a Participant at any time shall neither require the Administrator to grant an Award to such Participant, or to any other Participant or other person at any time, nor preclude the Administrator from making subsequent grants to such Participant or any other Participant or other person. 28. Deferral of Awards. The Board may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Common Shares or other consideration under an Award. The Board may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Common Shares or other consideration so deferred,

20 and such other terms, conditions, rules and procedures that the Board deems advisable for the administration of any such deferral program. 29. Unfunded Plan. The Plan shall be unfunded. Neither the Company nor any of its Subsidiaries, Parents or Affiliates shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan. 30. No Fractional Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan, including pursuant to any adjustment under Section 16. The Board shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Common Shares or whether any fractional Common Shares should be rounded, forfeited or otherwise eliminated. 31. Documentation & Forfeiture Events. Each Award shall be evidenced in an Award Agreement. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan. The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of Awards, as the Board may deem advisable. 32. Severability. If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid. 33. Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles. 34. Headings. The headings in this Plan are included solely for convenience of reference and if there is any conflict between such headings and the text of this Plan, the text shall control. 35. Term of Plan. The Plan shall come into existence upon its adoption by the Board and shall become effective subject to the approval of the holders of share capital of the Company as provided in Section 24 hereof. It shall continue in effect for a term of five (5) years from its adoption by the Board unless sooner terminated under Section 16 hereof. No Award shall be granted pursuant to the Plan after such termination date, but Awards theretofore granted may extend beyond that date. As adopted by the Board of Directors of Inter & Co, Inc on December 5, 2022. As approved by the shareholders of Inter & Co, Inc on January 4, 2023.